Exhibit 99.1

Marten Transport Announces Third Quarter Results

MONDOVI, Wis., Oct. 14, 2014 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported net income of $7.7 million, or 23 cents per diluted share, for the third quarter ended September 30, 2014, compared with $8.0 million, or 24 cents per diluted share, for the third quarter of 2013. For the nine-month period ended September 30, 2014, net income was $20.9 million, or 62 cents per diluted share, compared with $22.8 million, or 68 cents per diluted share, for the 2013 nine-month period.

Operating revenue, consisting of revenue from truckload and logistics operations, increased 2.7% to $171.6 million for the third quarter of 2014 from $167.1 million for the third quarter of 2013, and increased to $499.4 million for the 2014 nine-month period from $493.0 million for the 2013 nine-month period. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 4.0% to $139.9 million for the 2014 quarter from $134.5 million for the 2013 quarter, and increased 3.3% to $403.2 million for the 2014 nine-month period from $390.3 million for the 2013 nine-month period. Fuel surcharge revenue decreased to $31.6 million for the third quarter of 2014 from $32.6 million for the 2013 quarter, and increased to $96.2 million for the 2014 nine-month period from $96.0 million for the 2013 nine-month period. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the first nine months of 2014 or in the third quarter of 2013, compared with $6.7 million in the first nine months of 2013.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, was 90.7% for the third quarter of 2014, compared with the 89.9% ratio achieved in the third quarter of 2013. The ratio was 91.4% for the 2014 nine-month period, compared with 90.1% for the 2013 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, "We increased our average truckload tractors by 70 tractors in the third quarter over this year's second quarter despite challenging driver recruiting and retention issues across our industry. This increase was a direct result of our continuing efforts to increase our dedicated services and to appropriately compensate our drivers for their non-driving detention time. We also overcame the increase in driver pay combined with higher tractor and trailer depreciation and adverse development in insurance and claims to improve our truckload profitability."

"Costs associated with rail service interruption and delay issues continue to constrain our intermodal operations, which had an operating loss of $151,000 for this year's third quarter compared with operating income of $769,000 for the same period of 2013. We are increasing our intermodal rates accordingly, and expect our intermodal operations to benefit from the market's continuing tight capacity once rail service improves."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport's results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. As a result, it was determined that MWL was no longer required to be consolidated. Accordingly, Marten deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting, effective as of that date.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$187	$13,650
Receivables:
Trade, net	73,202	70,869
Other	4,905	4,142
Prepaid expenses and other	13,481	15,274
Deferred income taxes	3,588	3,415
Total current assets	95,363	107,350
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	642,271	579,925
Accumulated depreciation	(174,951)	(164,916)
Net property and equipment	467,320	415,009
Other assets	3,923	3,443
TOTAL ASSETS	$566,606	$525,802

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks issued in excess of cash balances	$28	$--
Accounts payable and accrued liabilities	38,709	38,624
Insurance and claims accruals	13,759	14,404
Total current liabilities	52,496	53,028
Long-term debt	24,681	--
Deferred income taxes	110,015	113,637
Total liabilities	187,192	166,665

Stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,405,829 shares at September 30, 2014, and 33,301,048 shares at December 31, 2013, issued and outstanding	334	333
Additional paid-in capital	86,992	85,077
Retained earnings	292,088	273,727
Total stockholders' equity	379,414	359,137
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$566,606	$525,802

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2014	2013	2014	2013

OPERATING REVENUE	$171,550	$167,103	$499,382	$492,990

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	46,435	43,310	134,834	127,780
Purchased transportation	32,914	30,136	91,783	92,449
Fuel and fuel taxes	39,398	42,547	119,718	123,466
Supplies and maintenance	10,273	10,296	31,059	29,827
Depreciation	17,253	16,248	50,489	48,155
Operating taxes and licenses	1,837	1,811	5,278	5,406
Insurance and claims	6,205	5,741	18,993	17,360
Communications and utilities	1,507	1,305	4,251	3,850
Gain on disposition of revenue equipment	(1,419)	(1,472)	(3,360)	(5,124)
Other	4,105	3,528	11,723	10,509

Total operating expenses	158,508	153,450	464,768	453,678

OPERATING INCOME	13,042	13,653	34,614	39,312

OTHER	(226)	(130)	(936)	(298)

INCOME BEFORE INCOME TAXES	13,268	13,783	35,550	39,610
Less: Income before income taxes attributable to noncontrolling interest	--	--	--	84

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	13,268	13,783	35,550	39,526

PROVISION FOR INCOME TAXES	5,616	5,806	14,685	16,680

NET INCOME	$7,652	$7,977	$20,865	$22,846

BASIC EARNINGS PER COMMON SHARE	$0.23	$0.24	$0.63	$0.69

DILUTED EARNINGS PER COMMON SHARE	$0.23	$0.24	$0.62	$0.68

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.025	$0.075	$0.058

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$105,271	$103,145	$2,126	2.1%
Truckload fuel surcharge revenue	25,816	27,135	(1,319)	(4.9)
Total Truckload revenue	131,087	130,280	807	0.6

Logistics revenue, net of intermodal fuel surcharge revenue	34,670	31,397	3,273	10.4
Intermodal fuel surcharge revenue	5,793	5,426	367	6.8
Total Logistics revenue	40,463	36,823	3,640	9.9

Total operating revenue	$171,550	$167,103	$4,447	2.7%

Operating income:
Truckload	$12,501	$12,267	$234	1.9%
Logistics	541	1,386	(845)	(61.0)
Total operating income	$13,042	$13,653	$(611)	(4.5)%

Operating ratio:
Truckload	90.5%	90.6%
Logistics	98.7	96.2
Consolidated operating ratio	92.4%	91.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$304,962	$298,106	$6,856	2.3%
Truckload fuel surcharge revenue	79,294	80,760	(1,466)	(1.8)
Total Truckload revenue	384,256	378,866	5,390	1.4

Logistics revenue, net of intermodal fuel surcharge revenue	98,197	98,878	(681)	(0.7)
Intermodal fuel surcharge revenue	16,929	15,246	1,683	11.0
Total Logistics revenue	115,126	114,124	1,002	0.9

Total operating revenue	$499,382	$492,990	$6,392	1.3%

Operating income:
Truckload	$31,844	$33,643	$(1,799)	(5.3)%
Logistics	2,770	5,669	(2,899)	(51.1)
Total operating income	$34,614	$39,312	$(4,698)	(12.0)%

Operating ratio:
Truckload	91.7%	91.1%
Logistics	97.6	95.0
Consolidated operating ratio	93.1%	92.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Truckload Segment:
Total Truckload revenue (in thousands)	$131,087	$130,280	$384,256	$378,866
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,555	$3,509	$3,552	$3,446
Average tractors(1)	2,253	2,237	2,201	2,218
Average miles per trip	580	593	600	605
Non-revenue miles percentage(2)	8.6%	10.4%	8.7%	10.5%
Total miles – company-employed drivers (in thousands)	56,333	57,286	166,835	169,212
Total miles – independent contractors (in thousands)	1,520	1,345	3,634	3,659

Logistics Segment:
Total Logistics revenue (in thousands)	$40,463	$36,823	$115,126	$114,124
Brokerage:
Marten Transport
Revenue (in thousands)	$15,441	$12,614	$40,208	$39,896
Loads	9,679	8,435	25,998	26,467
MWL
Revenue (in thousands)	$--	$--	$--	$6,676
Loads	--	--	--	3,758
Intermodal:
Revenue (in thousands)	$25,022	$24,209	$74,918	$67,552
Loads	11,677	9,837	34,232	27,343
Average tractors	116	81	112	81

At September 30, 2014 and September 30, 2013:
Total tractors(1)	2,363	2,301
Average age of company tractors (in years)	1.7	1.9
Total trailers	4,236	4,159
Average age of company trailers (in years)	2.5	2.4
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2014	2013	2014	2013

Net cash provided by operating activities	$17,688	$18,039	$58,383	$65,849
Net cash used for investing activities	25,670	10,312	95,203	64,728

Weighted average shares outstanding:
Basic	33,403	33,226	33,371	33,206
Diluted	33,692	33,475	33,672	33,389

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 57 and 52 tractors as of September 30, 2014, and 2013, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.